UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): March 18, 2021

DLH Holdings Corp.
(Exact Name of Registrant as Specified in Charter)

New Jersey	0-18492	22-1899798
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3565 Piedmont Road, NE
Building 3, Suite 700
Atlanta, GA 30305
(Address of Principal Executive Offices, and Zip Code)

(770) 554-3545
Registrant’s Telephone Number, Including Area Code
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	DLHC	Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

{N0316824 }

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In December 2020, the board of directors of DLH Holdings Corp. (the “Company”) adopted, subject to shareholder approval, an amendment to its 2016 Omnibus Equity Incentive Plan (the “2016 Plan”) to increase the number of authorized shares of common stock available for issuance under that plan by 1,500,000 shares (the “Proposal”). On March 18, 2021, the Proposal was approved by the Company’s shareholders at the Company’s Annual Meeting of Shareholders. The foregoing summary description of the amendment to the 2016 Plan is qualified in its entirety by reference to the actual terms of the 2016 Plan, as amended, which was attached as Annex A of the Company’s definitive proxy statement for the Annual Meeting (the “Proxy Statement”), as filed with the Securities and Exchange Commission on January 28, 2021. For additional information regarding the Proposal, shareholders are encouraged to refer to Proposal 3 of the Proxy Statement.

Item 5.07	Submission of matter to a Vote of Security Holders.
On March 18, 2021, the Company held its 2021 Annual Meeting of Shareholders. Only shareholders of record as of the close of business on January 25, 2021 were entitled to vote at the Annual Meeting. As of the record date, 12,543,906 shares of common stock of the Company were outstanding and entitled to vote at the Annual Meeting. At the Annual Meeting, 10,637,206 shares of common stock of the Company were represented, in person or by proxy, constituting a quorum. The proposals presented to the Company’s shareholders at the Annual Meeting are described in detail in the Company’s Proxy Statement filed on January 28, 2021. The final results for each proposal are set forth below.

Proposal 1 – Election of eight directors nominated by the Board to serve until the Company’s 2022 Annual Meeting and until their respective successors are duly elected and qualified

The eight nominees who received the highest number of votes (all of the below individuals) were elected to the board of directors to hold office for a one-year term and until their respective successors are elected and qualified. The shareholders voted to elect the following directors by the votes indicated below:

Nominee	For	Withheld	Broker Non-Votes

James P. Allen	8,640,128	89,915	1,907,163

Martin J. Delaney	8,611,146	118,897	1,907,163

Dr. Elder Granger	8,638,691	91,352	1,907,163

Dr. Frances M. Murphy	8,638,470	91,573	1,907,163

Zachary C. Parker	8,647,448	82,595	1,907,163

Frederick G. Wasserman	8,629,929	100,114	1,907,163

Austin J. Yerks III	8,588,716	141,327	1,907,163

Stephen J. Zelkowicz	8,629,860	100,183	1,907,163

{N0316824 }    1

Proposal 2 – Advisory Vote on the Compensation of the Company’s Named Executive Officers

The shareholders approved, on an advisory basis, the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K and contained in the Company’s Proxy Statement, by the following votes:

For	Against	Abstain	Broker Non-Votes
8,513,390	192,859	23,794	1,907,163

Proposal 3- Approval of the Amendment to the 2016 Omnibus Equity Incentive Plan

The shareholders voted to approve the amendment to the Company’s 2016 Plan, by the following votes:

For	Against	Abstain	Broker Non-Votes
7,327,702	1,385,678	16,663	1,907,163

Proposal 4 – Ratification of Selection of Independent Registered Public Accounting Firm

The shareholders voted to ratify the appointment of Withum, Smith + Brown, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2021, by the following votes:

For	Against	Abstain
10,612,544	19,081	5,581

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

The following exhibit is attached to this Current Report on Form 8-K:

Exhibit Number	Exhibit Title or Description

10.1	2016 Omnibus Equity Incentive Plan, as amended (incorporated by reference to Annex A of the Company’s Proxy Statement dated January 28, 2021).

{N0316824 }    2

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DLH Holdings Corp.

By: /s/ Kathryn M. JohnBull

Name: Kathryn M. JohnBull
Title: Chief Financial Officer
Date: March 22, 2021

{N0316824 }    3